UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2014
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (858) 404-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 9, 2014, PriceSmart, Inc. issued a press release regarding its results of operations for its second quarter ended February 28, 2014 and its net warehouse club sales for the month ended March 31, 2014. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Exhibits.

(d)	The following exhibit is furnished herewith:
Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated April 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2014	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated April 9, 2014.

PriceSmart Announces Second Quarter Results of Operations
and March Sales

San Diego, CA (April 9, 2014) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the second quarter of fiscal year 2014 which ended on February 28, 2014.

For the second quarter of fiscal year 2014, net warehouse club sales increased 11.0% to $657.2 million from $591.9 million in the second quarter of fiscal year 2013. Total revenues for the second quarter of fiscal year 2014 were $674.4 million compared to $607.4 million in the comparable period of the prior year. The Company had 32 warehouse clubs in operation as of February 2014 and 30 clubs in operation as of February 2013.

The Company recorded operating income during the quarter of $39.4 million, as compared to operating income of $36.4 million in the prior year. Net income was $28.3 million, or $0.93 per diluted share, in the second quarter of fiscal year 2014 as compared to $24.9 million, or $0.82 per diluted share, in the second quarter of fiscal year 2013.

For the first six months of fiscal year 2014, net warehouse club sales increased 11.8% to $1,246.9 million from $1,115.5 million in the first six months of fiscal year 2013. Total revenues for the first half of fiscal year 2014 increased 12.0% to $1,280.0 million from $1,142.7 million in the same period of the prior year. For the first six months of fiscal year 2014, the Company recorded operating income of $71.7 million and net income of $49.7 million, or $1.64 per diluted share. During the same six month period in fiscal year 2013, the Company recorded operating income of $66.1 million and net income of $44.9 million, or $1.48 per diluted share.

The Company also announced that for the month of March 2014, net warehouse club sales increased 5.7% to $203.2 million, from $192.3 million in March a year earlier. For the seven months ended March 31, 2014, net warehouse club sales increased 10.9% to $1,450.1 million from $1,307.8 million for the seven months ended March 31, 2013. There were 32 warehouse clubs in operation at the end of March 2014 and 30 warehouse clubs in operation at the end of March 2013.

For the four weeks ended March 30, 2014, comparable net warehouse club sales for the 30 warehouse clubs open at least 13 1/2 full months increased 1.9%, compared to the same four-week period last year. For the thirty-week period ended March 30, 2014, comparable net warehouse club sales increased 6.5%, compared to the comparable thirty-week period a year ago.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Thursday, April 10, 2014, to discuss the financial results.

Individuals interested in participating in the conference call may do so by dialing (888) 337-8198 for domestic callers or (719) 325-2402 for international callers, and entering participant code 9116013.

A digital replay will be available through April 30, 2014, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering relay passcode 9116013.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 32 warehouse clubs in 12 countries and one U.S. territory (six in Costa Rica; four each in Panama and Trinidad; three each in Guatemala, the Dominican Republic and Colombia; two each in El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company's financial performance is dependent on international operations, which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; future sales growth depends, in part, on the Company's ability to successfully open new warehouse clubs; the Company might not identify in a timely manner or effectively respond to changes in consumer trends and changes in consumer preferences for merchandise and shopping modalities, which could adversely affect its relationship with members, demand for its products and market share; the Company faces difficulties in the shipment of, and risks inherent in the importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; general economic conditions could adversely impact the Company's business in various respects; the Company is subject to changes in relationships and agreements with third parties with which the Company does business and/or from which the Company acquires merchandise; the Company relies extensively on computer systems to process transactions, summarize results and manage its business and a failure to adequately maintain the Company's systems and disruptions in its systems could harm its business and adversely affect its results of operations; the Company could be subject to additional tax liabilities; a few of the Company's stockholders own approximately 28.3% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company's business; the Company is subject to volatility in foreign currency exchange rates; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; potential future impairments of long lived assets could adversely affect the Company's future results of operations and financial position; write-offs of goodwill and other intangible assets could adversely affect the Company's future results of operations and financial position; the Company faces increased public company compliance risks and compliance risks related to the Company's international operations; the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; if remediation costs or hazardous substance contamination levels at certain properties for which the Company maintains financial responsibility exceed management's current expectations, the Company's financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (SEC) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2013 filed on October 30, 2013 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED-AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended February 28,		Six Months Ended February 28,
	2014	2013	2014	2013
Revenues:
Net warehouse club sales	$657,167	$591,855	$1,246,861	$1,115,454
Export sales	6,764	6,323	12,485	9,396
Membership income	9,481	8,326	18,749	15,999
Other income	962	906	1,880	1,847
Total revenues	674,374	607,410	1,279,975	1,142,696
Operating expenses:
Cost of goods sold:
Net warehouse club	561,652	504,725	1,065,939	949,669
Export	6,423	5,986	11,864	8,821
Selling, general and administrative:
Warehouse club operations	53,203	48,213	104,975	94,055
General and administrative	13,277	11,888	24,461	23,046
Pre-opening expenses	340	147	814	886
Loss/(gain) on disposal of assets	104	47	188	104
Total operating expenses	634,999	571,006	1,208,241	1,076,581
Operating income	39,375	36,404	71,734	66,115
Other income (expense):
Interest income	193	446	374	740
Interest expense	(886)	(1,306)	(1,924)	(2,524)
Other income (expense), net	712	(265)	1,023	(264)
Total other expense	19	(1,125)	(527)	(2,048)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	39,394	35,279	71,207	64,067
Provision for income taxes	(11,116)	(10,393)	(21,501)	(19,172)
Income (loss) of unconsolidated affiliates	—	(4)	4	(8)
Net income	$28,278	$24,882	$49,710	$44,887
Net income per share available for distribution:
Basic net income per share	$0.93	$0.82	$1.64	$1.48
Diluted net income per share	$0.93	$0.82	$1.64	$1.48
Shares used in per share computations:
Basic	29,724	29,626	29,707	29,609
Diluted	29,736	29,636	29,719	29,620
Dividends per share	$0.70	$—	$0.70	$0.60

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28, 2014	August 31, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$75,337	$121,874
Short-term restricted cash	2,328	5,984
Receivables, net of allowance for doubtful accounts of $6 and $0 as of February 28, 2014 and August 31, 2013, respectively	3,614	3,130
Merchandise inventories	236,471	217,413
Deferred tax assets – current	6,219	6,290
Prepaid expenses and other current assets (includes $891 and $0 as of February 28, 2014 and August 31, 2013, respectively, for the fair value of derivative instruments)	24,654	20,890
Total current assets	348,623	375,581
Long-term restricted cash	26,760	34,775
Property and equipment, net	374,335	338,478
Goodwill	36,321	36,364
Deferred tax assets – long term	12,942	12,871
Other non-current assets (includes $1,969 and $1,505 as of February 28, 2014 and August 31, 2013, respectively, for the fair value of derivative instruments)	26,477	19,866
Investment in unconsolidated affiliates	8,858	8,104
Total Assets	$834,316	$826,039
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$194,959	$199,425
Accrued salaries and benefits	15,048	17,862
Deferred membership income	18,042	16,528
Income taxes payable	8,431	8,059
Other accrued expenses	18,115	20,136
Dividends payable	10,593	—
Long-term debt, current portion	18,887	12,757
Deferred tax liability – current	138	111
Total current liabilities	284,213	274,878
Deferred tax liability – long-term	3,107	2,622
Long-term portion of deferred rent	4,672	4,440
Long-term income taxes payable, net of current portion	1,978	2,184
Long-term debt, net of current portion	41,308	60,263
Other long-term liabilities (includes $0 and $14 for the fair value of derivative instruments and $645 and $589 for the defined benefit plans as of February 28, 2014 and August 31, 2013, respectively)	645	603
Total liabilities	335,923	344,990
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,943,763 and 30,924,392 shares issued and 30,205,586 and 30,234,506 shares outstanding (net of treasury shares) as of February 28, 2014 and August 31, 2013, respectively	3	3
Preferred stock $.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of February 28, 2014 and August 31, 2013	—	—
Additional paid-in capital	394,020	390,581
Tax benefit from stock-based compensation	9,361	8,016
Accumulated other comprehensive loss	(52,914)	(41,475)
Retained earnings	172,418	143,871
Less: treasury stock at cost; 738,177 and 689,886 shares as of February 28, 2014 and August 31, 2013, respectively	(24,495)	(19,947)
Total equity	498,393	481,049
Total Liabilities and Equity	$834,316	$826,039